Exhibit 10.3

SUNWORKS, INC.

2016 EQUITY INCENTIVE PLAN

[NONQUALIFIED/INCENTIVE] STOCK OPTION AGREEMENT

This [NONQUALIFIED/INCENTIVE] STOCK OPTION AGREEMENT (the “Option Agreement”), dated as of _____________ and effective as of _____________ (the “Grant Date”), is by and between Sunworks, Inc., a Delaware corporation (the “Company”), and ___________ (the “Optionee”), a key employee of the Company or of a subsidiary of the Company (a “Related Corporation”), pursuant to the Sunworks, Inc. 2016 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company, par value $0.001 per share (“Common Stock”), in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of _____ (_____) shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is intended to be [a nonqualified/an incentive] stock option (“[NQSO/ISO]”) meeting the requirements of the Plan [/and section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and not a nonqualified stock option].

2. Exercise Price. The exercise price of the shares of Common Stock covered by this Option shall be $           per share. It is the determination of the committee administering the Plan (the “Committee”) that on the Grant Date the exercise price was not less than the greater of (i) 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Corporation a “More-Than-10% Owner”) of the “Fair Market Value” (as defined in the Plan) of a share of Common Stock, or (ii) the par value of a share of Common Stock.

3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on                (the “Expiration Date”), which date is not more than 10 years (five years in the case of a “More-Than-10% Owner”) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4. Exercise of Option. [The Option shall vest over a             period in            increments commencing on the Grant Date, provided that Optionee remains continuously engaged as a director, officer or employee of, or consultant or advisor to, the Company or a Related Corporation from the date hereof through the applicable vesting date].

The Committee may accelerate any vesting date of the Option, in its discretion, if it deems such acceleration to be desirable. Once the Option becomes exercisable, it will remain exercisable until it is exercised or until it terminates.

5. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company:

(a) in cash, check payable to the order of the Company, or electronic funds transfer;

(b) by notice and third party payment in such manner as may be authorized by the Committee;

(c) through the delivery of shares of Common Stock previously acquired by the Optionee;

(d) by a reduction in the number of shares otherwise deliverable to the Optionee pursuant to the Option;

(e) subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of the Option; or

(f) in any combination of the foregoing.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the Fair Market Value of the shares of Common Stock surrendered on the date of exercise.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares of Common Stock with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of a certificate(s) representing such shares of Common Stock.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or disability (as determined in accordance with Section 22(e)(3) of the Code) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares of Common Stock that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

Upon any exercise, vesting or payment of the Option, the Company or a Related Company shall have the right at its option to (i) require the Optionee to pay or provide for the payment of any taxes which the Company or a Related Company may be required to withhold with respect to the aware event or payment or (ii) deduct from any amount otherwise payable in cash to the Optionee any taxes which the Company or a Related Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Plan, the Committee may in its sole discretion grant (either at the time of the award or thereafter) to the Optionee the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. Nothing in the preceding sentence shall impair or limit the Company’s rights with respect to satisfying withholding obligations under Section 8.5 of the Plan.

6. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her disability, by his or her guardian or legal representative; provided, however, that the Committee may permit the Option to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee may, in its sole discretion, establish in writing (provided that any such transfers of [NQSOs/ISOs] shall be limited to the extent permitted under the federal tax laws governing [NQSOs/ISOs]). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

7. Change in Control. (a) For purposes of this Option Agreement, unless otherwise defined in an agreement between the Company and the Optionee, a Change in Control shall be deemed to have occurred if:

(i)	a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or a Related Corporation, and their affiliates;

(ii)	the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or a Related Corporation, and their affiliates;

(iii)	the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or a Related Corporation and their affiliates; or

(iv)	a Person (as defined in the Plan) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such person), any employee benefit plan of the Company or a Related Corporation, and their affiliates.

(b) If, at any time, the Company shall effect a Change in Control transaction, then, on the date of the occurrence of such Change in Control transaction, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Option or substitute for the Option in connection with the Change in Control, and provided that the Optionee’s Service has not terminated prior to such date, the Option shall immediately vest. Any vesting of the Option that was permissible solely by reason of this Section 7(b) shall be conditioned upon the consummation of the Change in Control.

(c) Notwithstanding the foregoing, if Change in Control is defined in an agreement between the Company and the Optionee, then, with respect to such Optionee and the Option, Change in Control shall have the meaning ascribed to it in such agreement.

8. Termination of Employment.

(a) If the Optionee’s employment with or service to the Company and all Related Corporations is terminated by the Optionee for any reason other than death or Disability (defined below), the exercise period for the Option shall terminate three (3) months after the last day that the Optionee is employed by or provides services to the Company or a Related Corporation; provided, however, that in the event of the Optionee’s death during this period, those persons entitled to exercise the Option pursuant to the laws of descent and distribution shall have one (1) year following the date of death within which to exercise such Option). The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Related Corporation, or vice versa, or from one Related Corporation to another, shall not be deemed to constitute a termination of employment or service for purposes of the Option Agreement.

(b) In the event that the Optionee’s employment or service with the Company and all Related Corporations is terminated by the Company or any Related Corporations for “cause”, the exercise period for the Option shall terminate immediately. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a participant’s termination is for “cause”.

For purposes hereof, unless otherwise defined in an employment agreement between the Company and the Optionee, “Cause” shall mean:

(i)	conviction of a felony or a crime involving fraud or moral turpitude;

(ii)	theft, material act of dishonesty or fraud, intentional falsification of any employment or Company records, or commission of any criminal act which impairs participant’s ability to perform appropriate employment duties for the Company;

(iii)	intentional or reckless conduct or gross negligence materially harmful to the Company or the successor to the Company after a Change in Control, including violation of a non-competition or confidentiality agreement;

(iv)	willful failure to follow lawful instructions of the person or body to which participant reports; or

(v)	gross negligence or willful misconduct in the performance of participant’s assigned duties.

Cause shall not include mere unsatisfactory performance in the achievement of Optionee’s job objectives.

9. Disability. If the Optionee’s employment with or service to the Company and all Related Corporations terminates by reason of Disability (as defined below), then the exercise period for the Option shall terminate twelve (12) months after the last day that the Optionee is employed by or provides services to the Corporation or a Related Corporation. “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the Optionee, Disability shall have the meaning ascribed to it in such employment agreement.

10. Death. If the Optionee’s employment with or service to the Company and all Related Corporations terminates by reason of death, the exercise period for the Option shall terminate twelve (12) months after the last day that the participant is employed by or provides services to the Corporation or a Related Corporation.

11. Securities Matters.

(a) If, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares of Common Stock hereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. The Company shall be under no obligation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Committee shall inform the Optionee in writing of any decision to defer or prohibit the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the Optionee may, by written notice, withdraw the Optionee’s decision to exercise and obtain a refund of any amount paid with respect thereto.

(b) The Company may require: (i) the Optionee (or any other person exercising the Option in the case of the Optionee’s death or Disability) as a condition of exercising the Option, to give written assurances, in substance and form satisfactory to the Company, to the effect that such person is acquiring the shares of Common Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants; and (ii) that any certificates for shares of Common Stock delivered in connection with the exercise of the Option bear such legends, in each case as the Company deems necessary or appropriate, in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its shares of Common Stock or otherwise. The Optionee specifically understands and agrees that the shares of Common Stock, if and when issued upon exercise of the Option, may be “restricted securities,” as that term is defined in Rule 144 under the Securities Act of 1933 and, accordingly, the Optionee may be required to hold the shares indefinitely unless they are registered under such Securities Act of 1933, as amended, or an exemption from such registration is available.

(c) The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to the Optionee for such shares of Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

12. Governing Law. This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and Options granted thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this [Nonqualified/Incentive] Stock Option Agreement as of the .

SUNWORKS, INC.

By:
Title:	Chief Executive Officer

OPTIONEE

SUNWORKS, INC.

2016 EQUITY INCENTIVE PLAN

Notice of Exercise of [Nonqualified/Incentive] Stock Option

I hereby exercise the [nonqualified/incentive] stock option granted to me pursuant to the [Nonqualified/Incentive] Stock Option Agreement dated as of ______________, 20___, by Sunworks, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”), par value $0.001 per Share, covered by said option:

Number of Shares to be purchased:	_______

Purchase price per Share:	$_______

Total purchase price:	$_______

__	B.	Enclosed is cash, check made payable to the Company in the amount of $________ in full/partial [circle one] payment for such Shares;

and/or

__	C.	A notice and third party payment in the in the amount of $________ in full/partial [circle one] payment for such Shares;

and/or

__	D.	Enclosed is/are _______ Share(s) with a total fair market value of $_______ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

__	E.	A notice with respect to the reduction in the number of Shares deliverable pursuant to the [Nonqualified/Incentive] Stock Option Agreement dated as of ____________, 20__

and/or

__	F.	A “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of the option which cashless exercise shall be in full/partial [circle one] payment for such Shares;

Please have the certificate or certificates representing the purchased Shares registered in the following name or names * : ________________________________________; and sent to _______________________.

DATED: ____________ __, 20__
Optionee’s Signature

*	Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.